UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 27, 2010

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan		48104
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

On August 27, 2010, Advanced Photonix, Inc. (the “Company”) executed a Third Amendment to Loan Agreement (the “Third Amendment”) with The PrivateBank and Trust Company (the “Bank”), effective as of August 27, 2010, which amended that certain Loan Agreement (the “Agreement”), dated September 25, 2008, between the Company and the Bank, as amended by that certain First Amendment to Loan Agreement dated May 29, 2009 (the “First Amendment”) and that certain Second Amendment to Loan Agreement dated June 25, 2010 (the “Second Amendment”).

Among other things, the Third Amendment (1) increases the amount of proceeds from equity issuances that the Company may use to make payments in respect of the Company’s existing indebtedness owed to Mr. Risser, a director of the Company and its CFO and Mr. Williamson, the Company’s CTO, in connection with the Company’s acquisition of Messrs. Risser’s and Williamson’s equity interests in Picometrix, Inc. in 2005 (the “Picometrix Notes”) and (2) extends the deadline set forth in the Second Amendment for amending the Picometrix Notes from August 25, 2010 to December 1, 2010.

The description of the Amendment is qualified in its entirety by reference to the copy of the document filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit
10.1	Third Amendment dated August 27, 2010 to the Loan Agreement between Advanced Photonix, Inc. and The PrivateBank and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D. Kurtz
Richard Kurtz, Chief Executive Officer

Dated: August 27, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	Third Amendment dated August 27, 2010 to the Loan Agreement between Advanced Photonix, Inc. and The PrivateBank and Trust Company